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Briony Quinn
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DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2024 RESULTS
BETHESDA, Maryland, Thursday, November 7, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced results of operations for the quarter ended September 30, 2024.

Third Quarter 2024 Highlights

•Net Income: Net income was $26.6 million, or $0.11 per diluted share.

•Comparable Revenues: $285.1 million, increased 2.5% compared to the third quarter of 2023.

•Comparable RevPAR: $214.44, increased 2.8% compared to the third quarter of 2023.

•Comparable Hotel Adjusted EBITDA: $82.3 million, increased 2.2% compared to the third quarter of 2023.

•Comparable Hotel Adjusted EBITDA Margin: 28.85%, decreased 9 basis points compared to the third quarter of 2023.

•Adjusted EBITDA: $75.6 million, increased 3.3% compared to the third quarter of 2023.
•Adjusted FFO per Share: $0.26, equal to the third quarter of 2023.

•Debt Financing: The Company repaid its $73.3 million mortgage loan secured by the Courtyard New York Manhattan/Midtown East in August 2024. Additionally, the Company extended the maturity date of its $300 million unsecured term loan by one year to January 2026.

•Share Repurchases: The Company repurchased 0.7 million shares of its common stock at a weighted average price of $8.14 per share for a total consideration of approximately $5.4 million during the third quarter of 2024.

“Third quarter operating results were largely in line with our expectations, with group revenues increasing over 15% compared to last year. As expected, Total RevPAR growth was more closely aligned with RevPAR growth this quarter as compared to the first half of this year due to the nature of the significant concentration in citywide group business this quarter. While our hotels in South Florida, New Orleans and Charleston sustained no damage from Hurricane Helene in September, the business interruption held back our company-wide third quarter RevPAR and Total RevPAR growth by 35 basis points.

We are updating our full-year guidance range for RevPAR from a range of 1.5% to 3.0% to a range of 1.5% to 2.0% to reflect current transient trends and the impacts of Hurricanes Helene and Milton. We expect full-year Total RevPAR growth will continue to be approximately 150bp basis points higher.

Importantly, we are reiterating the midpoint of our full-year Adjusted EBITDA guidance and increasing the midpoint of our Adjusted FFO per share guidance.

Looking ahead, we continue to be keenly focused on maximizing free cash flow from our portfolio and a key component of that strategy is to recycle capital from non-core properties into more attractive investments such as additional on-strategy investments, share repurchases, and high return-on-investment projects."

- Jeffrey J. Donnelly, Chief Executive Officer of DiamondRock Hospitality Company

Operating Results

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include all hotels currently owned for all periods presented. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
	($ amounts in millions, except hotel statistics and per share amounts)
Comparable Operating Results (1)
ADR	$282.02	$273.28	3.2%	$282.56	$280.98	0.6%
Occupancy	76.0%	76.4%	(0.4)%	74.1%	73.3%	0.8%
RevPAR	$214.44	$208.66	2.8%	$209.31	$206.07	1.6%
Total RevPAR	$317.67	$310.54	2.3%	$318.32	$308.80	3.1%
Room Revenues	$192.5	$186.9	3.0%	$559.5	$547.4	2.2%
Total Revenues	$285.1	$278.2	2.5%	$850.8	$820.3	3.7%
Hotel Adjusted EBITDA	$82.3	$80.5	2.2%	$243.2	$238.2	2.1%
Hotel Adjusted EBITDA Margin	28.85%	28.94%	(9 bps)	28.58%	29.04%	(46 bps)
Available Rooms	897,552	895,743	1,809	2,672,871	2,656,299	16,572

Actual Operating Results (2)
Total Revenues	$285.1	$276.5	3.1%	$850.8	$811.3	4.9%
Net income	$26.6	$27.3	(2.6)%	$59.5	$75.7	(21.4)%
Earnings per diluted share	$0.11	$0.12	(8.3)%	$0.25	$0.32	(21.9)%
Adjusted EBITDA	$75.6	$73.2	3.3%	$221.7	$214.4	3.4%
Adjusted FFO	$55.7	$54.6	2.0%	$164.2	$159.9	2.7%
Adjusted FFO per diluted share	$0.26	$0.26	—%	$0.77	$0.75	2.7%

(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to July 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2) Actual operating results include the operating results of all hotels for the Company's respective ownership periods.

Capital Expenditures

The Company currently expects to spend approximately $85 million on capital improvements at its hotels in 2024. The Company has invested approximately $58.4 million in capital improvements at its hotels during the nine months ended September 30, 2024. Significant projects in 2024 include the following:

•Hotel Champlain Burlington: The Company completed the rebranding and repositioning of the Hilton Burlington Lake Champlain to Hotel Champlain Burlington, a Curio Collection by Hilton in July 2024.
•Westin San Diego Bayview: The Company completed a comprehensive renovation of the hotel's guestrooms during the second quarter of 2024.
•Bourbon Orleans Hotel: The Company completed a comprehensive renovation of the hotel's guestrooms during the third quarter of 2024.
•Orchards Inn Sedona: The Company commenced the repositioning of Orchards Inn as the Cliffs at L'Auberge on November 1, 2024. The repositioning will integrate the hotel with the adjacent L'Auberge de Sedona and include construction of a new pool connecting the two properties, renovation of the guestrooms and creation of a new arrival experience and new outdoor event space. The Company expects to complete the project in 2025.

Balance Sheet and Liquidity

As of September 30, 2024, the Company had total debt outstanding of $1.1 billion, consisting of $800.0 million of unsecured term loans and $297.9 million of property-specific mortgage debt, with a weighted average interest rate of 5.60%. During the quarter ended September 30, 2024, the Company repaid the $73.3 million mortgage loan secured by the Courtyard New York Manhattan/Midtown East with cash on hand and exercised its right to extend the maturity date of its $300.0 million unsecured term loan for one year to January 3, 2026. The Company has no debt maturities until May 2025 and full availability on its $400.0 million revolving credit facility.

The Company ended the quarter with $591.7 million of liquidity, comprised of $75.3 million of unrestricted corporate cash, $116.4 million of unrestricted cash at its hotels and full availability of its revolving credit facility.

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the quarter ended September 30, 2024, the Company repurchased 0.7 million shares of its common stock at an average price of $8.14 per share for a total purchase price of $5.4 million, bringing the total shares purchased year to date through September 30, 2024, to 3.1 million shares at an average price of $8.33 per share for a total purchase price of $26.0 million. The Company currently has $174.0 million of remaining capacity under its $200.0 million share repurchase program.

Dividends

The Company declared a quarterly cash dividend of $0.03 per common share, which was paid on October 11, 2024 to shareholders of record as of September 30, 2024. The Company paid a quarterly dividend of $0.515625 per share on its 8.250% Series A Cumulative Redeemable Preferred Stock on September 30, 2024 to shareholders of record as of September 20, 2024.

Guidance
The Company has updated its full year outlook for 2024. The outlook is based on the current economic and operating environment for its existing portfolio of hotels and does not take into account any unanticipated impacts to it the business or operations. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, which may cause actual results to differ materially from the anticipated results expressed or implied below.

	Previous Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End
Comparable RevPAR Growth	1.5%	3.0%	1.5%	2.0%	(0.5%)
Comparable Total RevPAR Growth	3.0%	4.5%	3.0%	3.5%	(0.5%)
Adjusted EBITDA	$278 million	$290 million	$281 million	$287 million	-
Adjusted FFO	$201.5 million	$213.5 million	$205 million	$210 million	-
Adjusted FFO per share	$0.95 per share	$1.00 per share	$0.97 per share	$0.99 per share	+$0.005

The guidance above incorporates the following assumptions:
•Corporate expenses of $30.5 million to $31.5 million, excluding executive transition costs which are excluded from Adjusted EBITDA and Adjusted FFO;
•Interest expense of approximately $66 million;
•Income tax expense of $0.5 million to $1.5 million;
•212.1 million weighted average diluted shares; and
•3,570,423 available rooms.

Earnings Call
The Company will host a conference call to discuss its third quarter results on Friday, November 8, 2024, at 9:00 a.m. Eastern Time (ET). The conference call will be accessible by telephone and through the internet. Interested individuals are requested to register for the call by visiting https://investor.drhc.com. A replay of the conference call webcast will be archived and available online.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with over 9,700 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the adverse impact of any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies, travel, the hospitality industry, and the financial condition and results of operations of the Company and its hotels; national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Property and equipment, net	$2,727,299	$2,755,195
Right-of-use assets	96,512	97,692
Restricted cash	44,493	45,576
Due from hotel managers	167,959	144,689
Prepaid and other assets	69,773	73,940
Cash and cash equivalents	75,287	121,595
Total assets	$3,181,323	$3,238,687

LIABILITIES AND EQUITY
Liabilities:
Debt, net of unamortized debt issuance costs	1,097,215	1,177,005
Lease liabilities	114,387	112,866
Due to hotel managers	126,011	116,522
Deferred rent	72,576	69,209
Unfavorable contract liabilities, net	58,622	59,866
Accounts payable and accrued expenses	39,944	39,563
Distributions declared and unpaid	6,664	6,324
Deferred income related to key money, net	8,026	8,349
Total liabilities	1,523,445	1,589,704
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized;
8.250% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), 4,760,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	48	48
Common stock, $0.01 par value; 400,000,000 shares authorized; 207,276,487 and 209,627,197 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	2,073	2,096
Additional paid-in capital	2,269,938	2,291,297
Accumulated other comprehensive loss	(5,997)	(2,036)
Distributions in excess of earnings	(616,934)	(649,330)
Total stockholders’ equity	1,649,128	1,642,075
Noncontrolling interests	8,750	6,908
Total equity	1,657,878	1,648,983
Total liabilities and equity	$3,181,323	$3,238,687

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rooms	$192,471	$186,334	$559,465	$544,325
Food and beverage	65,787	64,723	212,279	192,869
Other	26,871	25,463	79,088	74,126
Total revenues	285,129	276,520	850,832	811,320
Operating Expenses:
Rooms	47,919	45,773	139,472	131,092
Food and beverage	47,319	45,428	145,275	134,486
Other departmental and support expenses	67,357	65,952	199,774	193,365
Management fees	7,093	7,323	20,411	19,196
Franchise fees	10,117	8,913	29,710	26,393
Other property-level expenses	24,752	25,704	78,558	76,755
Depreciation and amortization	28,356	27,683	84,542	82,995
Impairment losses	1,596	—	1,596	941
Corporate expenses	7,660	7,526	45,083	23,677
Business interruption insurance income	—	(537)	—	(647)
Total operating expenses, net	242,169	233,765	744,421	688,253

Interest expense	16,986	15,973	49,434	48,712
Interest (income) and other (income) expense, net	(1,001)	(772)	(3,265)	(1,717)
Total other expenses, net	15,985	15,201	46,169	46,995
Income before income taxes	26,975	27,554	60,242	76,072
Income tax expense	(418)	(224)	(696)	(420)
Net income	26,557	27,330	59,546	75,652
Less: Net income attributable to noncontrolling interests	(125)	(58)	(256)	(259)
Net income attributable to the Company	26,432	27,272	59,290	75,393
Distributions to preferred stockholders	(2,454)	(2,454)	(7,362)	(7,362)
Net income attributable to common stockholders	$23,978	$24,818	$51,928	$68,031
Earnings per share:
Earnings per share available to common stockholders - basic	$0.11	$0.12	$0.25	$0.32
Earnings per share available to common stockholders - diluted	$0.11	$0.12	$0.25	$0.32

Weighted-average number of common shares outstanding:
Basic	209,339,807	211,490,571	210,729,779	211,525,596
Diluted	210,208,081	212,204,989	211,600,114	212,129,712

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and comprehensive income and consolidated statements of cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and EBITDAre

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

FFO

The Company computes FFO in accordance with standards established by Nareit, which defines FFO as net income (calculated in accordance with U.S. GAAP) excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre and FFO

We adjust EBITDAre and FFO when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO when combined with U.S. GAAP net income, EBITDAre and FFO, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. We adjust EBITDAre and FFO for the following items:

•Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations and comprehensive income to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Hotel Pre-Opening Costs: We exclude the pre-opening costs associated with the redevelopment or rebranding of a hotel because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•Other Items: From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to the following: lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains on property insurance claim settlements, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any unrealized fair value adjustments to interest rate swaps. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Hotel Adjusted EBITDA

We believe that Hotel Adjusted EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses. With respect to Hotel Adjusted EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre, Adjusted EBITDA and Hotel Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$26,557	$27,330	$59,546	$75,652
Interest expense	16,986	15,973	49,434	48,712
Income tax expense	418	224	696	420
Real estate related depreciation and amortization	28,356	27,683	84,542	82,995
EBITDA	72,317	71,210	194,218	207,779
Impairment losses	1,596	—	1,596	941
EBITDAre	73,913	71,210	195,814	208,720
Non-cash lease expense and other amortization	1,531	1,533	4,604	4,620
Severance costs	—	—	20,362	—
Hotel pre-opening costs	156	496	925	1,038
Adjusted EBITDA	75,600	73,239	221,705	214,378
Corporate expenses	7,660	7,526	24,721	23,677
Interest (income) and other (income) expense, net	(1,001)	(772)	(3,265)	(1,717)
Hotel Adjusted EBITDA	$82,259	$79,993	$243,161	$236,338

	Full Year 2024 Guidance
	Low End	High End
Net income	$71,305	$77,305
Interest expense	65,683	65,683
Income tax expense	500	1,500
Real estate related depreciation and amortization	116,000	115,000
EBITDA/EBITDAre	253,488	259,488
Non-cash lease expense and other amortization	6,200	6,200
Severance costs	20,362	20,362
Hotel pre-opening costs	950	950
Adjusted EBITDA	$281,000	$287,000

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$26,557	$27,330	$59,546	$75,652
Real estate related depreciation and amortization	28,356	27,683	84,542	82,995
Impairment losses	1,596	—	1,596	941
FFO	56,509	55,013	145,684	159,588
Distribution to preferred stockholders	(2,454)	(2,454)	(7,362)	(7,362)
FFO available to common stock and unit holders	54,055	52,559	138,322	152,226
Non-cash lease expense and other amortization	1,531	1,533	4,604	4,620
Severance costs	—	—	20,362	—
Hotel pre-opening costs	156	496	925	1,038
Fair value adjustments to interest rate swaps	—	—	—	2,033
Adjusted FFO available to common stock and unit holders	$55,742	$54,588	$164,213	$159,917
Adjusted FFO available to common stock and unit holders, per diluted share	$0.26	$0.26	$0.77	$0.75

	Full Year 2024 Guidance
	Low End	High End
Net income	$71,305	$77,305
Real estate related depreciation and amortization	116,000	115,000
FFO	187,305	192,305
Distribution to preferred stockholders	(9,817)	(9,817)
FFO available to common stock and unit holders	177,488	182,488
Non-cash lease expense and other amortization	6,200	6,200
Severance costs	20,362	20,362
Hotel pre-opening costs	950	950
Adjusted FFO available to common stock and unit holders	$205,000	$210,000
Adjusted FFO available to common stock and unit holders, per diluted share	$0.97	$0.99

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$285,129	$276,520	$850,832	$811,320
Hotel revenues from prior ownership (1)	—	1,642	—	8,935
Comparable Revenues	$285,129	$278,162	$850,832	$820,255

Hotel Adjusted EBITDA	$82,259	$79,993	$243,161	$236,338
Hotel Adjusted EBITDA from prior ownership (1)	—	499	—	1,825
Comparable Hotel Adjusted EBITDA	$82,259	$80,492	$243,161	$238,163

Hotel Adjusted EBITDA Margin	28.85%	28.93%	28.58%	29.13%
Comparable Hotel Adjusted EBITDA Margin	28.85%	28.94%	28.58%	29.04%

(1) Amounts represent the pre-acquisition operating results for Chico Hot Springs Resort from January 1, 2023 to July 31, 2023. The pre-acquisition operating results were obtained from the seller of the hotel during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller. The pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

Selected Quarterly Comparable Operating Information

The following tables are presented to provide investors with selected quarterly comparable operating information for the Company's existing portfolio of hotels.

	Quarter 1, 2023	Quarter 2, 2023	Quarter 3, 2023	Quarter 4, 2023	Full Year 2023
ADR	$276.43	$292.67	$273.28	$282.57	$281.36
Occupancy	66.9%	76.6%	76.4%	68.4%	72.1%
RevPAR	$185.00	$224.27	$208.66	$193.16	$202.81
Total RevPAR	$282.28	$333.24	$310.54	$294.05	$305.08
Revenues (in thousands)	$247,034	$295,059	$278,162	$263,547	$1,083,802
Hotel Adjusted EBITDA (in thousands)	$63,336	$94,335	$80,492	$64,817	$302,980
Hotel Adjusted EBITDA Margin	25.64%	31.97%	28.94%	24.59%	27.96%
Available Rooms	875,126	885,430	895,743	896,260	3,552,559

	Quarter 1, 2024	Quarter 2, 2024	Quarter 3, 2024
ADR	$269.53	$294.55	$282.02
Occupancy	68.4%	77.8%	76.0%
RevPAR	$184.23	$229.21	$214.44
Total RevPAR	$288.92	$348.37	$317.67
Revenues (in thousands)	$256,423	$309,280	$285,129
Hotel Adjusted EBITDA (in thousands)	$61,414	$99,488	$82,259
Hotel Adjusted EBITDA Margin	23.95%	32.17%	28.85%
Available Rooms	887,523	887,796	897,552

Market Capitalization as of September 30, 2024
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2024 closing price of $8.73/share)	$1,841,475
Preferred equity capitalization (at liquidation value of $25.00/share)	119,000
Consolidated debt (face amount)	1,097,866
Cash and cash equivalents	(75,287)
Total enterprise value	$2,983,054
Share Reconciliation

Common shares outstanding	207,276
Operating partnership units	1,135
Unvested restricted stock held by management and employees	622
Share grants under deferred compensation plan	1,904
Combined shares and units	210,937

Debt Summary as of September 30, 2024
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Worthington Renaissance Fort Worth Hotel	3.66%	Fixed	72,267	May 2025
Hotel Clio	4.33%	Fixed	55,025	July 2025
Westin Boston Seaport District	4.36%	Fixed	170,574	November 2025
Unsecured term loan	SOFR + 1.35% (1)	Variable	500,000	January 2028
Unsecured term loan	SOFR + 1.35% (2)	Variable	300,000	January 2026 (3)
Senior unsecured credit facility	SOFR + 1.40%	Variable	—	September 2026 (4)
Total debt			1,097,866
Unamortized debt issuance costs (5)			(651)
Debt, net of unamortized debt issuance costs			$1,097,215

Weighted-average interest rate of fixed rate debt	4.44%
Total weighted-average interest rate (6)	5.60%

(1)    Interest rate as of September 30, 2024 was 5.93%, which includes the effect of interest rate swaps.
(2)    Interest rate as of September 30, 2024 was 6.31%.
(3) In September 2024, we exercised our option to extend the maturity by an additional year to January 2026.
(4)    Maturity date may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.
(5)    Excludes debt issuance costs related to our senior unsecured credit facility, which are included within Other Assets on the accompanying consolidated balance sheet.
(6)    Weighted-average interest rate includes the effect of interest rate swaps.

	Operating Statistics – Third Quarter
	Number of Rooms	ADR			Occupancy			RevPAR
		3Q 2024	3Q 2023	B/(W) 2023	3Q 2024	3Q 2023	B/(W) 2023	3Q 2024	3Q 2023	B/(W) 2023

Atlanta Marriott Alpharetta	318	$151.36	$154.82	(2.2)%	65.5%	69.4%	(3.9)%	$99.12	$107.43	(7.7)%
Bourbon Orleans Hotel	220	$205.99	$201.95	2.0%	51.1%	66.4%	(15.3)%	$105.26	$134.04	(21.5)%
Cavallo Point, The Lodge at the Golden Gate	142	$603.32	$589.26	2.4%	66.8%	57.8%	9.0%	$402.94	$340.41	18.4%
Chicago Marriott Downtown Magnificent Mile	1,200	$277.90	$250.00	11.2%	73.8%	71.4%	2.4%	$205.06	$178.61	14.8%
Chico Hot Springs Resort & Day Spa	117	$231.43	$184.10	25.7%	77.8%	84.3%	(6.5)%	$180.10	$155.29	16.0%
Courtyard Denver Downtown	177	$234.62	$241.09	(2.7)%	86.2%	82.6%	3.6%	$202.34	$199.12	1.6%
Courtyard New York Manhattan/Fifth Avenue	189	$313.09	$299.95	4.4%	91.9%	97.2%	(5.3)%	$287.59	$291.65	(1.4)%
Courtyard New York Manhattan/Midtown East	321	$361.67	$356.68	1.4%	92.6%	91.2%	1.4%	$334.84	$325.19	3.0%
Embassy Suites by Hilton Bethesda	272	$171.55	$159.76	7.4%	72.9%	73.8%	(0.9)%	$125.15	$117.93	6.1%
Havana Cabana Key West	106	$200.26	$236.66	(15.4)%	67.9%	78.0%	(10.1)%	$135.93	$184.58	(26.4)%
Henderson Beach Resort	269	$448.94	$470.03	(4.5)%	61.5%	67.4%	(5.9)%	$276.32	$316.76	(12.8)%
Henderson Park Inn	37	$629.44	$648.09	(2.9)%	69.4%	80.5%	(11.1)%	$437.13	$521.86	(16.2)%
Hilton Garden Inn New York/Times Square Central	282	$280.91	$276.77	1.5%	90.2%	97.0%	(6.8)%	$253.27	$268.48	(5.7)%
Hotel Champlain Burlington	258	$292.90	$323.75	(9.5)%	90.5%	86.1%	4.4%	$264.96	$278.74	(4.9)%
Hotel Clio	199	$330.21	$331.92	(0.5)%	84.1%	77.4%	6.7%	$277.62	$256.83	8.1%
Hotel Emblem San Francisco	96	$184.77	$234.01	(21.0)%	66.3%	70.3%	(4.0)%	$122.53	$164.57	(25.5)%
Kimpton Hotel Palomar Phoenix	242	$173.90	$164.84	5.5%	70.0%	76.1%	(6.1)%	$121.69	$125.47	(3.0)%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$137.87	$134.25	2.7%	56.1%	46.4%	9.7%	$77.34	$62.25	24.2%
Kimpton Shorebreak Huntington Beach Resort	157	$367.61	$378.69	(2.9)%	87.2%	85.0%	2.2%	$320.50	$321.77	(0.4)%
L'Auberge de Sedona	88	$698.04	$765.90	(8.9)%	58.8%	54.6%	4.2%	$410.76	$418.24	(1.8)%
Lake Austin Spa Resort	40	$980.21	$983.07	(0.3)%	49.6%	53.1%	(3.5)%	$485.84	$521.72	(6.9)%
Margaritaville Beach House Key West	186	$301.33	$313.67	(3.9)%	72.0%	77.8%	(5.8)%	$216.95	$244.18	(11.2)%
Orchards Inn Sedona	70	$234.32	$240.57	(2.6)%	44.5%	49.4%	(4.9)%	$104.21	$118.79	(12.3)%
Salt Lake City Marriott Downtown at City Creek	510	$183.42	$181.37	1.1%	66.6%	61.6%	5.0%	$122.22	$111.69	9.4%
The Dagny Boston	403	$313.80	$292.31	7.4%	91.5%	86.5%	5.0%	$287.06	$252.93	13.5%
The Gwen	311	$326.58	$320.89	1.8%	79.0%	79.9%	(0.9)%	$257.90	$256.33	0.6%
The Hythe Vail	344	$293.87	$282.10	4.2%	66.3%	65.0%	1.3%	$194.73	$183.45	6.1%
The Landing Lake Tahoe Resort & Spa	82	$555.15	$569.67	(2.5)%	80.7%	76.9%	3.8%	$448.01	$437.83	2.3%
The Lindy Renaissance Charleston Hotel	167	$314.33	$326.08	(3.6)%	83.7%	88.9%	(5.2)%	$262.97	$289.98	(9.3)%
The Lodge at Sonoma Resort	182	$442.44	$490.51	(9.8)%	80.9%	68.3%	12.6%	$358.04	$334.84	6.9%
Tranquility Bay Beachfront Resort	103	$452.06	$495.75	(8.8)%	72.8%	79.3%	(6.5)%	$328.98	$393.05	(16.3)%
Westin Boston Waterfront	793	$283.29	$250.75	13.0%	91.5%	92.4%	(0.9)%	$259.28	$231.78	11.9%
Westin Fort Lauderdale Beach Resort	433	$176.75	$187.46	(5.7)%	69.5%	58.6%	10.9%	$122.83	$109.90	11.8%
Westin San Diego Bayview	436	$237.94	$223.42	6.5%	83.2%	85.5%	(2.3)%	$198.01	$191.04	3.6%
Westin Washington D.C. City Center	410	$221.11	$185.80	19.0%	71.1%	81.5%	(10.4)%	$157.14	$151.37	3.8%
Worthington Renaissance Fort Worth Hotel	504	$193.88	$186.10	4.2%	67.0%	70.4%	(3.4)%	$129.91	$130.98	(0.8)%
Comparable Total (1)	9,760	$282.02	$273.28	3.2%	76.0%	76.4%	(0.4)%	$214.44	$208.66	2.8%

(1) Amounts include the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Operating Statistics – Year to Date
	Number of Rooms	ADR			Occupancy			RevPAR
		YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023	YTD 2024	YTD 2023	B/(W) 2023

Atlanta Marriott Alpharetta	318	$157.67	$154.52	2.0%	64.8%	68.5%	(3.7)%	$102.15	$105.84	(3.5)%
Bourbon Orleans Hotel	220	$240.93	$236.68	1.8%	68.7%	76.9%	(8.2)%	$165.54	$182.12	(9.1)%
Cavallo Point, The Lodge at the Golden Gate	142	$578.72	$590.72	(2.0)%	59.9%	55.8%	4.1%	$346.52	$329.54	5.2%
Chicago Marriott Downtown Magnificent Mile	1,200	$252.74	$246.14	2.7%	62.5%	60.7%	1.8%	$158.06	$149.41	5.8%
Chico Hot Springs Resort & Day Spa	117	$205.30	$176.15	16.5%	74.0%	75.4%	(1.4)%	$152.00	$132.75	14.5%
Courtyard Denver Downtown	177	$207.97	$220.51	(5.7)%	79.3%	78.4%	0.9%	$164.84	$172.83	(4.6)%
Courtyard New York Manhattan/Fifth Avenue	189	$279.65	$270.33	3.4%	89.9%	95.1%	(5.2)%	$251.53	$257.20	(2.2)%
Courtyard New York Manhattan/Midtown East	321	$324.06	$314.26	3.1%	92.6%	90.5%	2.1%	$299.98	$284.44	5.5%
Embassy Suites by Hilton Bethesda	272	$175.22	$163.58	7.1%	71.8%	71.9%	(0.1)%	$125.78	$117.54	7.0%
Havana Cabana Key West	106	$305.80	$305.56	0.1%	78.8%	84.2%	(5.4)%	$241.10	$257.20	(6.3)%
Henderson Park Resort	269	$427.29	$458.10	(6.7)%	58.9%	61.7%	(2.8)%	$251.66	$282.64	(11.0)%
Henderson Park Inn	37	$592.59	$627.97	(5.6)%	70.5%	70.2%	0.3%	$417.70	$440.90	(5.3)%
Hilton Garden Inn New York/Times Square Central	282	$249.13	$252.61	(1.4)%	89.8%	89.4%	0.4%	$223.67	$225.73	(0.9)%
Hotel Champlain Burlington	258	$238.69	$252.40	(5.4)%	74.3%	76.2%	(1.9)%	$177.25	$192.25	(7.8)%
Hotel Clio	199	$311.61	$320.35	(2.7)%	77.7%	71.2%	6.5%	$242.10	$227.96	6.2%
Hotel Emblem San Francisco	96	$206.22	$245.70	(16.1)%	62.6%	67.0%	(4.4)%	$129.00	$164.55	(21.6)%
Kimpton Hotel Palomar Phoenix	242	$224.89	$221.99	1.3%	76.0%	76.0%	—%	$170.98	$168.72	1.3%
Kimpton Shorebreak Fort Lauderdale Beach Resort	96	$201.68	$217.03	(7.1)%	74.5%	66.3%	8.2%	$150.23	$143.81	4.5%
Kimpton Shorebreak Huntington Beach Resort	157	$328.41	$338.09	(2.9)%	83.8%	81.3%	2.5%	$275.26	$274.92	0.1%
L'Auberge de Sedona	88	$845.89	$907.24	(6.8)%	66.0%	60.0%	6.0%	$558.05	$544.22	2.5%
Lake Austin Spa Resort	40	$1,020.45	$1,071.67	(4.8)%	59.2%	58.5%	0.7%	$604.45	$627.30	(3.6)%
Margaritaville Beach House Key West	186	$402.31	$403.61	(0.3)%	84.1%	84.3%	(0.2)%	$338.15	$340.19	(0.6)%
Orchards Inn Sedona	70	$282.06	$281.82	0.1%	56.5%	59.6%	(3.1)%	$159.41	$167.87	(5.0)%
Salt Lake City Marriott Downtown at City Creek	510	$192.95	$190.89	1.1%	68.5%	63.3%	5.2%	$132.09	$120.75	9.4%
The Dagny Boston	403	$274.31	$292.40	(6.2)%	85.9%	75.0%	10.9%	$235.63	$219.35	7.4%
The Gwen	311	$295.55	$299.15	(1.2)%	75.5%	74.5%	1.0%	$223.12	$222.97	0.1%
The Hythe Vail	344	$418.51	$435.10	(3.8)%	64.5%	61.1%	3.4%	$269.93	$265.81	1.5%
The Landing Lake Tahoe Resort & Spa	82	$436.36	$472.57	(7.7)%	64.2%	53.0%	11.2%	$279.94	$250.32	11.8%
The Lindy Renaissance Charleston Hotel	167	$342.25	$352.01	(2.8)%	88.1%	89.2%	(1.1)%	$301.38	$313.99	(4.0)%
The Lodge at Sonoma Resort	182	$410.10	$455.78	(10.0)%	66.3%	62.7%	3.6%	$271.77	$285.78	(4.9)%
Tranquility Bay Beachfront Resort	103	$623.30	$652.82	(4.5)%	76.0%	77.8%	(1.8)%	$473.45	$507.60	(6.7)%
Westin Boston Waterfront	793	$263.76	$243.78	8.2%	86.4%	85.3%	1.1%	$228.01	$207.90	9.7%
Westin Fort Lauderdale Beach Resort	433	$257.19	$274.94	(6.5)%	79.3%	73.3%	6.0%	$203.94	$201.56	1.2%
Westin San Diego Bayview	436	$231.87	$214.93	7.9%	73.3%	79.9%	(6.6)%	$170.02	$171.62	(0.9)%
Westin Washington D.C. City Center	410	$241.24	$216.66	11.3%	72.6%	75.9%	(3.3)%	$175.11	$164.39	6.5%
Worthington Renaissance Fort Worth Hotel	504	$207.28	$194.08	6.8%	71.2%	74.5%	(3.3)%	$147.54	$144.59	2.0%
Comparable Total (1)	9,760	$282.56	$280.98	0.6%	74.1%	73.3%	0.8%	$209.31	$206.07	1.6%

(1) Amounts include the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2024

		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel Adjusted EBITDA
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)
Atlanta Marriott Alpharetta	$4,071	$1,067	$382	$—	$—	$1,449
Bourbon Orleans Hotel	$2,800	$(900)	$937	$—	$3	$40
Cavallo Point, The Lodge at the Golden Gate	$12,730	$2,108	$1,453	$—	$94	$3,655
Chicago Marriott Downtown Magnificent Mile	$34,444	$8,595	$3,212	$6	$(397)	$11,416
Chico Hot Springs Resort & Day Spa	$4,661	$818	$418	$—	$1	$1,237
Courtyard Denver Downtown	$3,623	$1,245	$374	$—	$—	$1,619
Courtyard New York Manhattan/Fifth Avenue	$5,128	$323	$358	$—	$253	$934
Courtyard New York Manhattan/Midtown East	$10,264	$2,894	$538	$340	$—	$3,772
Embassy Suites by Hilton Bethesda	$3,633	$(1,403)	$576	$—	$1,448	$621
Havana Cabana Key West	$2,003	$(405)	$323	$—	$—	$(82)
Henderson Beach Resort	$11,403	$1,800	$1,096	$—	$—	$2,896
Henderson Park Inn	$2,361	$801	$277	$—	$—	$1,078
Hilton Garden Inn New York/Times Square Central	$7,388	$1,320	$653	$—	$—	$1,973
Hotel Champlain Burlington	$8,454	$2,440	$780	$—	$—	$3,220
Hotel Clio	$8,134	$1,185	$853	$620	$5	$2,663
Hotel Emblem San Francisco	$1,369	$(271)	$295	$—	$—	$24
Kimpton Hotel Palomar Phoenix	$4,801	$(116)	$506	$—	$193	$583
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,473	$(752)	$366	$—	$—	$(386)
Kimpton Shorebreak Huntington Beach Resort	$6,243	$2,127	$340	$—	$—	$2,467
L'Auberge de Sedona	$5,963	$482	$390	$—	$—	$872
Lake Austin Spa Resort	$4,304	$(146)	$701	$—	$—	$555
Margaritaville Beach House Key West	$5,405	$566	$763	$—	$—	$1,329
Orchards Inn Sedona	$1,409	$(61)	$87	$—	$42	$68
Salt Lake City Marriott Downtown at City Creek	$7,878	$1,700	$945	$—	$11	$2,656
The Dagny Boston	$11,684	$3,575	$1,532	$—	$—	$5,107
The Gwen	$11,137	$2,661	$745	$—	$—	$3,406
The Hythe Vail	$11,180	$2,628	$1,168	$—	$—	$3,796
The Landing Lake Tahoe Resort & Spa	$5,727	$2,424	$214	$—	$—	$2,638
The Lindy Renaissance Charleston Hotel	$5,152	$1,717	$362	$—	$—	$2,079
The Lodge at Sonoma Resort	$9,283	$2,736	$492	$—	$—	$3,228
Tranquility Bay Beachfront Resort	$4,099	$589	$456	$—	$—	$1,045
Westin Boston Seaport District	$26,731	$3,680	$2,412	$1,949	$(122)	$7,919
Westin Fort Lauderdale Beach Resort	$11,670	$(354)	$1,046	$—	$—	$692
Westin San Diego Bayview	$10,390	$2,014	$1,361	$—	$—	$3,375
Westin Washington D.C. City Center	$7,335	$430	$1,035	$—	$—	$1,465
Worthington Renaissance Fort Worth Hotel	$10,799	$1,239	$910	$701	$—	$2,850
Comparable Total	$285,129	$48,756	$28,356	$3,616	$1,531	$82,259
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Third Quarter 2023
		Net Income / (Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$4,328	$1,018	$367	$—	$—	$1,385
Bourbon Orleans Hotel	$3,437	$76	$866	$—	$6	$948
Cavallo Point, The Lodge at the Golden Gate	$11,114	$1,348	$1,410	$—	$94	$2,852
Chicago Marriott Downtown Magnificent Mile	$32,302	$8,332	$3,517	$6	$(397)	$11,458
Chico Hot Springs Resort & Day Spa	$2,595	$357	$195	$—	$—	$552
Courtyard Denver Downtown	$3,562	$1,386	$372	$—	$—	$1,758
Courtyard New York Manhattan/Fifth Avenue	$5,327	$780	$350	$—	$253	$1,383
Courtyard New York Manhattan/Midtown East	$9,921	$2,073	$519	$895	$—	$3,487
Embassy Suites by Hilton Bethesda	$3,361	$(1,765)	$570	$—	$1,463	$268
Havana Cabana Key West	$2,517	$(35)	$290	$—	$—	$255
Henderson Beach Resort	$11,721	$2,034	$1,015	$—	$—	$3,049
Henderson Park Inn	$2,846	$1,071	$283	$—	$—	$1,354
Hilton Garden Inn New York/Times Square Central	$7,700	$2,341	$646	$—	$—	$2,987
Hotel Champlain Burlington	$8,421	$3,555	$551	$—	$—	$4,106
Hotel Clio	$7,679	$836	$768	$635	$5	$2,244
Hotel Emblem San Francisco	$1,684	$(263)	$296	$—	$—	$33
Kimpton Hotel Palomar Phoenix	$4,724	$(200)	$496	$—	$178	$474
Kimpton Shorebreak Fort Lauderdale Beach Resort	$1,022	$(938)	$312	$—	$—	$(626)
Kimpton Shorebreak Huntington Beach Resort	$6,203	$2,048	$381	$—	$—	$2,429
L'Auberge de Sedona	$5,950	$641	$362	$—	$—	$1,003
Lake Austin Spa Resort	$4,543	$118	$647	$—	$—	$765
Margaritaville Beach House Key West	$5,933	$934	$775	$—	$—	$1,709
Orchards Inn Sedona	$1,586	$6	$93	$—	$42	$141
Salt Lake City Marriott Downtown at City Creek	$7,630	$2,035	$677	$—	$11	$2,723
The Dagny Boston	$10,420	$2,096	$1,522	$—	$—	$3,618
The Gwen	$10,747	$2,725	$1,030	$—	$—	$3,755
The Hythe Vail	$10,420	$1,897	$1,201	$—	$—	$3,098
The Landing Lake Tahoe Resort & Spa	$5,767	$2,676	$135	$—	$—	$2,811
The Lindy Renaissance Charleston Hotel	$5,507	$1,798	$477	$—	$—	$2,275
The Lodge at Sonoma Resort	$8,746	$2,337	$635	$—	$—	$2,972
Tranquility Bay Beachfront Resort	$4,888	$713	$449	$—	$—	$1,162
Westin Boston Seaport District	$26,082	$3,135	$2,473	$1,999	$(122)	$7,485
Westin Fort Lauderdale Beach Resort	$10,846	$(1,632)	$1,028	$—	$—	$(604)
Westin San Diego Bayview	$10,006	$2,585	$850	$—	$—	$3,435
Westin Washington D.C. City Center	$6,826	$(244)	$1,026	$—	$—	$782
Worthington Renaissance Fort Worth Hotel	$10,159	$651	$1,099	$718	$—	$2,468
Total	$276,520	$46,525	$27,683	$4,253	$1,533	$79,993
Add: Prior Ownership Results (2)	$1,642	$424	$75	$—	$—	$499
Comparable Total	$278,162	$46,949	$27,758	$4,253	$1,533	$80,492
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2024
	Total Revenues	Net Income / (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Adjustments (1)	Equals: Hotel Adjusted EBITDA

Atlanta Marriott Alpharetta	$12,834	$3,517	$1,105	$—	$—	$4,622
Bourbon Orleans Hotel	$12,619	$1,550	$2,694	$—	$(23)	$4,221
Cavallo Point, The Lodge at the Golden Gate	$35,223	$4,283	$4,324	$—	$281	$8,888
Chicago Marriott Downtown Magnificent Mile	$87,188	$15,319	$9,685	$18	$(1,192)	$23,830
Chico Hot Springs Resort & Day Spa	$11,647	$620	$1,201	$—	$4	$1,825
Courtyard Denver Downtown	$8,907	$2,587	$1,085	$—	$—	$3,672
Courtyard New York Manhattan/Fifth Avenue	$13,391	$(239)	$1,041	$—	$760	$1,562
Courtyard New York Manhattan/Midtown East	$27,378	$4,630	$1,554	$2,086	$—	$8,270
Embassy Suites by Hilton Bethesda	$10,703	$(4,368)	$1,789	$—	$4,368	$1,789
Havana Cabana Key West	$9,310	$1,607	$1,065	$—	$—	$2,672
Henderson Beach Resort	$33,139	$4,697	$3,249	$—	$—	$7,946
Henderson Park Inn	$6,668	$2,029	$818	$—	$—	$2,847
Hilton Garden Inn New York/Times Square Central	$19,628	$2,301	$1,953	$—	$—	$4,254
Hotel Champlain Burlington	$16,841	$2,233	$1,975	$—	$—	$4,208
Hotel Clio	$21,936	$1,623	$2,497	$1,859	$14	$5,993
Hotel Emblem San Francisco	$4,242	$(621)	$910	$—	$—	$289
Kimpton Hotel Palomar Phoenix	$18,527	$2,791	$1,471	$—	$584	$4,846
Kimpton Shorebreak Fort Lauderdale Beach Resort	$7,106	$(577)	$1,074	$—	$—	$497
Kimpton Shorebreak Huntington Beach Resort	$16,997	$4,991	$1,061	$—	$—	$6,052
L'Auberge de Sedona	$23,127	$5,303	$1,121	$—	$—	$6,424
Lake Austin Spa Resort	$15,421	$1,550	$2,083	$—	$—	$3,633
Margaritaville Beach House Key West	$23,317	$7,386	$2,064	$—	$—	$9,450
Orchards Inn Sedona	$6,020	$1,047	$265	$—	$126	$1,438
Salt Lake City Marriott Downtown at City Creek	$25,304	$6,425	$2,828	$—	$49	$9,302
The Dagny Boston	$29,043	$5,278	$4,718	$—	$—	$9,996
The Gwen	$28,076	$3,722	$2,475	$—	$—	$6,197
The Hythe Vail	$39,671	$12,333	$3,520	$—	$—	$15,853
The Landing Lake Tahoe Resort & Spa	$11,198	$2,967	$653	$—	$—	$3,620
The Lindy Renaissance Charleston Hotel	$17,153	$6,395	$1,143	$—	$—	$7,538
The Lodge at Sonoma Resort	$22,026	$4,471	$1,615	$—	$—	$6,086
Tranquility Bay Beachfront Resort	$17,150	$4,048	$1,361	$—	$—	$5,409
Westin Boston Seaport District	$77,585	$7,568	$7,336	$5,842	$(367)	$20,379
Westin Fort Lauderdale Beach Resort	$52,237	$10,671	$3,182	$—	$—	$13,853
Westin San Diego Bayview	$26,838	$4,099	$3,761	$—	$—	$7,860
Westin Washington D.C. City Center	$24,830	$2,968	$3,231	$—	$—	$6,199
Worthington Renaissance Fort Worth Hotel	$37,552	$6,809	$2,635	$2,100	$—	$11,544
Comparable Total	$850,832	$142,013	$84,542	$11,905	$4,604	$243,161
(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.

	Hotel Adjusted EBITDA Reconciliation - Year to Date 2023
		Net Income /(Loss)	Plus:	Plus:	Plus:	Equals: Hotel
	Total Revenues		Depreciation	Interest Expense	Adjustments (1)	Adjusted EBITDA
Atlanta Marriott Alpharetta	$12,584	$3,080	$1,090	$—	$—	$4,170
Bourbon Orleans Hotel	$13,449	$2,831	$2,553	$—	$19	$5,403
Cavallo Point, The Lodge at the Golden Gate	$33,762	$4,447	$4,198	$—	$281	$8,926
Chicago Marriott Downtown Magnificent Mile	$79,569	$14,293	$10,709	$18	$(1,192)	$23,828
Chico Hot Springs Resort & Day Spa	$2,595	$357	$195	$—	$—	$552
Courtyard Denver Downtown	$9,215	$2,899	$1,126	$—	$—	$4,025
Courtyard New York Manhattan/Fifth Avenue	$13,671	$874	$1,097	$—	$760	$2,731
Courtyard New York Manhattan/Midtown East	$25,890	$3,351	$1,524	$2,672	$—	$7,547
Embassy Suites by Hilton Bethesda	$10,113	$(4,917)	$1,713	$—	$4,409	$1,205
Havana Cabana Key West	$9,856	$2,294	$877	$—	$—	$3,171
Henderson Beach Resort	$32,520	$4,492	$3,047	$—	$—	$7,539
Henderson Park Inn	$7,044	$2,210	$785	$—	$—	$2,995
Hilton Garden Inn New York/Times Square Central	$19,308	$3,322	$1,929	$—	$—	$5,251
Hotel Champlain Burlington	$17,899	$4,837	$1,679	$—	$—	$6,516
Hotel Clio	$19,814	$118	$2,490	$1,898	$14	$4,520
Hotel Emblem San Francisco	$5,224	$(740)	$890	$—	$—	$150
Kimpton Hotel Palomar Phoenix	$18,580	$2,724	$1,646	$—	$538	$4,908
Kimpton Shorebreak Fort Lauderdale Beach Resort	$6,168	$(751)	$921	$—	$—	$170
Kimpton Shorebreak Huntington Beach Resort	$16,579	$4,662	$1,177	$—	$—	$5,839
L'Auberge de Sedona	$21,566	$4,622	$1,106	$—	$—	$5,728
Lake Austin Spa Resort	$15,462	$1,837	$1,916	$—	$—	$3,753
Margaritaville Beach House Key West	$23,355	$7,819	$2,366	$—	$—	$10,185
Orchards Inn Sedona	$6,225	$1,106	$273	$—	$126	$1,505
Salt Lake City Marriott Downtown at City Creek	$23,233	$6,549	$1,912	$—	$32	$8,493
The Dagny Boston	$27,018	$3,674	$4,195	$—	$—	$7,869
The Gwen	$27,126	$3,510	$3,163	$—	$—	$6,673
The Hythe Vail	$37,727	$11,374	$3,603	$—	$—	$14,977
The Landing Lake Tahoe Resort & Spa	$10,074	$2,520	$666	$—	$—	$3,186
The Lindy Renaissance Charleston Hotel	$17,758	$6,584	$1,418	$—	$—	$8,002
The Lodge at Sonoma Resort	$23,812	$4,918	$1,933	$—	$—	$6,851
Tranquility Bay Beachfront Resort	$18,222	$4,401	$1,315	$—	$—	$5,716
Westin Boston Seaport District	$71,511	$5,271	$7,421	$5,969	$(367)	$18,294
Westin Fort Lauderdale Beach Resort	$50,066	$9,178	$3,096	$—	$—	$12,274
Westin San Diego Bayview	$27,124	$6,023	$2,561	$—	$—	$8,584
Westin Washington D.C. City Center	$22,481	$1,435	$3,070	$—	$—	$4,505
Worthington Renaissance Fort Worth Hotel	$34,720	$4,824	$3,335	$2,145	$—	$10,304
Total	$811,320	$136,028	$82,995	$12,702	$4,620	$236,338
Add: Prior Ownership Results (2)	$8,935	$1,300	$525	$—	$—	$1,825
Comparable Total	$820,255	$137,328	$83,520	$12,702	$4,620	$238,163
(1)    Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization of intangible assets and liabilities.
(2)     Represents the pre-acquisition operating results of Chico Hot Springs Resort & Day Spa acquired in 2023.